               NUMBER                                                                                         SHARES

             AM                                          AMERICAN MORTGAGE
                                                         ACCEPTANCE COMPANY

                             BUSINESS TRUST CREATED UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS

                                  THIS CERTIFICATE IS TRANSFERABLE IN BOSTON, MA AND NEW YORK, NY
           COMMON SHARES OF                                                                              COMMON SHARES OF
          BENEFICIAL INTEREST                                                                           BENEFICIAL INTEREST
                                                                                                SEE REVERSE FOR CERTAIN INFORMATION

                                                                                                         CUSIP 027568 10 4
        This Certifies that







        is the owner of

                                       $.10 PAR VALUE COMMON SHARES OF BENEFICIAL INTEREST OF

American Mortgage Acceptance Company (the name adopted by the Trustees for the Trust originally established under the name "American
Mortgage Investors Trust") under the Trust Agreement described on the reverse hereof, transferable only on the books of the Trust by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Trust and the facsimile signature of its duly authorized chairman of the Board of Trustees.

Dated:

                                                                                                     /s/
                                                               [SEAL]                                CHAIRMAN OF THE
                                                                                                    BOARD OF TRUSTEES



COUNTERSIGNED AND REGISTERED:
BankBoston, N.A.

               (BOSTON, MA OR NEW YORK, NY)

                                   TRANSFER AGENT
                                   AND REGISTRAR

BY


-------------------------------------------------
                               AUTHORIZED OFFICER

     The Trust is authorized to issue classes of Shares, representing the undivided beneficial interests of each Shareholder in the assets of the Trust. The Trust will furnish, without charge, to any Shareholder making a written request therefor, a written statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions and other qualifications amd terms and conditions of redemption of each class of beneficial interest, and the differences in the relative rights and preferences between the Shares of each series of any class, to the extent that they have been set, and the authority of the Board of Trustees to set the relative rights and preferences of subsequent series of such class. Any such request should be directed to Related AMI Associates, Inc., 625 Madison Ave., New York, NY 10022 Attn: Investor Services Dept.

     This certificate and the Shareholder's Shares of beneficial interest represented hereby are issued and shall in all respects be subject to all the provisions of the Second Amended and Restated Trust Agreement of the Trust, as amended from time to time (the "Trust Agreement"), and the Bylaws of the Trust, as amended from time to time, to which the Shareholder, by acceptance hereof, assents. All capitalized terms in this legend have the meanings defined in the Trust Agreement.

     For the Trust to qualify as a REIT under the Internal Revenue Code, not more than fifty (50%) of its outstanding Shares may be owned by five or fewer individuals. Articles VIII and XII of the Trust Agreement generally provide that the Trustees have the power to restrict transfers of Shares in order to protect the tax status of the Trust and to redeem Shares that become Excess Shares as defined in the Trust Agreement. In addition, a Shareholder who knowingly fails to notify the Trust that he holds Excess Shares may be liable to the Trust. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Trust Agreement, a copy of which may be requested at the address set forth above.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


     TEN COM - as tenants in common          UN GIFT MIN ACT - _________ Custodian _________
                                                                (Cust)              (Minor)
     TEN ENT - as tenants by the
               entireties                                      under Uniform Gifts to Minors
                                                               Act ________________________
     JT TEN  - as joint tenants with                                       (State)
               right of survivorship
               and not as tenants
               in common

       Additional abbreviations may also be used though not in the above list.

For value received, ___________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
______________________________________

______________________________________



________________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)


________________________________________________________________________________



________________________________________________________________________________



__________________________________________________________________ common shares of beneficial interest represented by the within Certificate, and do hereby irrevocably constitute and appoint


_______________________________________________________________________ Attorney
to transfer the said ahares on the books of the within named Trust with full power of substitution in the premises.

Dated __________________




                                ------------------------------------------------
                        NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND
                                WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER




Signature(s) Guaranteed:


------------------------------------------
THE SIGNATURE  SHOULD BE  GUARANTEED BY AN
ELIGIBLE  GUARANTOR   INSTITUTION:   BANKS
STOCKBROKERS SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT  UNIONS WITH  MEMBERSHIP  IN AN
APPROVED  SIGNATURE   GUARANTEE  MEDALLION
PROGRAM, PURSUANT TO SEC RULE 17Ad-15.